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                                                                   EXHIBIT 10.25


                              EMPLOYMENT AGREEMENT



         This EMPLOYMENT AGREEMENT ("Agreement") effective as of January 1, 2001 (the "Effective Date"), by and between TERAFORCE TECHNOLOGY CORPORATION, a Delaware corporation whose principal executive offices are in Richardson, Texas ("Company"), and ROBERT P. CAPPS ("Executive").

                                    RECITALS

         Company recognizes that Executive has made significant contributions to the development and progress of the Company, and that Executive has certain knowledge and business contacts in the Company's business.

         Company desires to continue Executive's employment and to obtain the benefit of Executive's contacts and knowledge in the business as well as his contacts, valuable judgment, extensive experience, good counsel and advice.

         In order to acknowledge Executive for his contributions to the progress of the Company and to induce Executive to continue his employment with the Company, the Company has agreed to provide Executive certain compensation and management arrangements as set forth in this Agreement.

         The Board of Directors of the Company has determined that it is in the best interests of the Company to retain the Executives's services and to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company or the assertion of claims and actions against employees.

         The Company desires to assure itself of the services of the Executive for the period provided in this Agreement and the Executive desires to serve in the employ of the Company on the terms and conditions hereinafter provided.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:


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                                    ARTICLE I

                                   EMPLOYMENT

         1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement.

         1.2 Office and Duties.

                  (a) Position. The Executive shall serve the Company as Executive Vice President and Chief Financial Officer with authority, duties and responsibilities not less than the Executive has on the date of this Agreement.

                  (b) Commitment. Throughout the term of this Agreement, the Executive shall devote substantially all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. Subject to the foregoing, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations that will not materially affect the performance of the Executive's duties pursuant to this Agreement and that are disclosed to and approved by the Board of Directors.

         1.3 Term. The term of this Agreement shall commence on the Effective Date and shall end on the third anniversary of the Effective Date ("Initial Term"), and shall be automatically renewed thereafter for successive 1 year terms (each a "Renewal Term") unless either party gives to the other written notice of termination no fewer than 90 days prior to the expiration of the Initial Term or any Renewal Term that it does not desire to extend this Agreement (the Initial Term and any Renewal Term(s) shall be collectively referred to herein as the "Term").

         1.4 Compensation. The Company shall pay the Executive as compensation an aggregate salary ("Base Salary") of $205,000 per year during the Term, or such greater amount as shall be approved by the Company's Board of Directors. The Base Salary for each year shall be paid by the Company in accordance with the regular payroll practices of the Company.

         The Board of Directors shall review the Executive's Base Salary at least annually and shall take into account changes in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics (or if such index is not available, such other index which the Trustee determines is a reasonable measure of inflation) based on changes since 2000.

         1.5 Employment Benefits and Expense Reimbursement.

                  (a) Employment Benefits. In addition to the compensation to be paid by the Company to Executive pursuant to Section 1.4 hereof, during the Term of this Agreement, Executive shall also be entitled to receive the following benefits: (i) participation in a


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         comprehensive group medical and dental insurance plan of the Company and other benefit programs of the Company as set forth in Exhibit A and the Company's 401(k) Plan; (ii) paid holidays given by the Company to all of its employees; and (iii) paid vacation days as determined by the Company from time to time for its senior executives officers, but not less than three weeks per year.

                  (b) Life Insurance. During the Term of this Agreement, the Company agrees to maintain, at the Company's expense, a life insurance policy on the life of Executive, provided Executive is then insurable, in a face amount of one and one-half times the Executive's Base Salary for the benefit of such beneficiary or beneficiaries as may be designated by the Executive.

                  (c) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this Agreement in accordance with the policies and procedures of the Company for its senior executive officers, provided that the Executive properly accounts therefor in accordance with the regular policies of the Company.

         1.6 Termination.

                  (a) Disability. The Company may terminate this Agreement for Disability. "Disability" shall exist if because of ill health, physical or mental disability, or any other reason beyond his control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform his duties under this Agreement, as determined in good faith by the Company's Board of Directors, for a period of 180 consecutive days, or if, in any 12-month period, the Executive shall have been unable or unwilling or shall have failed to perform his duties for a period of 270 days, irrespective of whether or not such days are consecutive.

                  (b) Cause. The Company may terminate the Executive's employment for Cause. Termination for "Cause" shall mean termination because of the Executive's (i) willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company's reputation, (ii) final, nonappealable conviction of a felony involving moral turpitude, or (iii) material breach of any provision of this Agreement. Item (iii) of this subsection shall not constitute Cause unless the Company notifies the Executive thereof, in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Cause, and unless the Executive fails to cure such matter within 60 days after such notice is sent or given under this Agreement. The Executive shall be permitted to respond and to defend himself before the Board of Directors or any appropriate committee thereof within a reasonable time after written notification of any proposed termination for Cause under item (i) or
         (iii) of this subsection.


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                  (c) Without Cause. During the Term, the Company may terminate the Executive's employment Without Cause, subject to the provisions of subsection 1.7(d) (Termination Without Cause or for Good Reason). Termination "Without Cause" shall mean termination of the Executive's employment by the Company other than termination for Cause or for Disability.

                  (d) Termination by Executive. The Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of one or more of the following events shall be deemed to have occurred for "Good Reason":

                           (i) any material breach of this Agreement by the
                  Company; provided, however, that a material breach of this Agreement by the Company shall not constitute Good Reason unless the Executive notifies the Company in writing of the breach, specifying in reasonable detail the nature of the breach and stating that such breach is grounds for Good Reason, and unless the Company fails to cure such breach within 60 days after such notice is sent or given under this Agreement;

                           (ii) a relocation of the Company's principal
                  executive offices to any county other than Dallas County or Collin County, Texas; provided, however, that no relocation shall constitute Good Reason unless the Executive advises the Board of Directors, in writing and prior to the relocation, of the Executive's objection to such relocation;

                           (iii) a material change in the nature or scope of
                  Executive's authorities, powers, functions, duties or responsibilities that the Executive has on the date of this Agreement and that is reasonably determined by Executive in good faith to be adverse to Executive; or

                           (iv) any reduction in Executive's Base Salary or any
                  other failure by the Company to comply with Sections 1.4 or
                  1.5 hereof that is not consented to or approved by Executive.

                  (e) Change in Control. If, within 12 months of a Change in Control, either (i) the Executive's employment is terminated by the Company Without Cause, or (ii) the Executive terminates his employment for Good Reason, then the provisions of subsection 1.7(e) (Termination Upon a Change in Control) shall apply. For purposes of this Agreement, "Change in Control" shall mean any of the following:

                           (i) any consolidation or merger of TERAFORCE
                  TECHNOLOGY CORPORATION, a Delaware corporation ("TERA") in which Tera is not the continuing or surviving corporation or pursuant to which shares of Tera's common stock would be converted into cash, securities or other property, other than a merger

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                  of Tera in which the holders of Tera's common stock
                  immediately prior to the merger, own more than 50% of the combined voting power of the merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors;

                           (ii) any approval by the stockholders of the Company
                  of any plan or proposal for the liquidation or dissolution of the Company;

                           (iii) the acquisition of beneficial ownership (within
                  the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of an aggregate of 50% or more of the voting power of Tera's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act); provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquiror is (w) the Executive, (x) a trustee or other fiduciary holding securities under an employee benefit plan of Tera and acting in such capacity, (y) a corporation owned, directly or indirectly, by the stockholders of Tera in substantially the same proportions as their ownership of voting securities of Tera or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors;

                           (iv) subject to applicable law, in a Chapter 11
                  bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

                  (f) Without Good Reason. During the Term, the Executive may terminate his employment Without Good Reason. Termination "Without Good Reason" shall mean termination of the Executive's employment by the Executive other than termination for Good Reason.

                  (g) Explanation of Termination of Employment. Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within 30 days after notification that the Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation (the "Explanation of Termination of Employment"), which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Disability (if the Company has terminated the Agreement) or for Good Reason, upon a Change in Control, or Without Good Reason (if the Executive has terminated the Agreement).

                  (h) Date of Termination. "Date of Termination" shall mean the date on which Notice of Termination is sent or given under this Agreement.


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         1.7 Compensation During Disability or Upon Termination.

                  (a) During Disability. During any period that the Executive fails to perform his duties hereunder because of ill health, physical or mental disability, or any other reason beyond his control, he shall continue to receive his full compensation and benefits pursuant to Sections 1.4 (Compensation) and 1.5 (Employment Benefits) until the Date of Termination.

                  (b) Termination for Disability. If the Company shall terminate the Executive's employment for Disability, the Company's obligation to pay compensation and benefits pursuant to Sections 1.4 (Compensation) and 1.5 (Employment Benefits) shall terminate, except that the Company shall pay the Executive (i) accrued but unpaid compensation and benefits pursuant to Sections 1.4 (Compensation) and 1.5 (Employment Benefits) through the Date of Termination.

                  (c) Termination for Cause or Without Good Reason. If the Company shall terminate the Executive's employment for Cause or if the Executive shall terminate his employment Without Good Reason, then the Company's obligation to pay compensation and benefits pursuant to Sections 1.4 (Compensation) and 1.5 (Employment Benefits) shall terminate, except that the Company shall pay the Executive his accrued but unpaid compensation and benefits pursuant to Sections 1.4 (Compensation) and 1.5 (Employment Benefits) through the Date of Termination.

                  (d) Termination Without Cause or for Good Reason. If the Company shall terminate the Executive's employment Without Cause or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay, either in accordance with the provisions of Section 1.4 (Compensation) or in a lump sum within 15 days following the Date of Termination (at the Company's option), in cash, the Executive's Base Salary the greater of (i) two (2) years following the Date of Termination or (ii) the balance of the Term.

                  (e) Termination Upon a Change in Control. If, within twelve
         (12) months of a Change of Control pursuant to subsection 1.6(e) (Change in Control), either (i) the Executive's employment is terminated by the Company Without Cause, or (ii) if the Executive terminates his employment for Good Reason, then the Company shall pay to the Executive as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in accordance with the provisions of Section 1.4 (Compensation) or in a lump sum within 15 days following the Date of Termination (at the Company's option), in cash, an amount equal to $100 less than three times the Executive's "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of 1986). Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable


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         pursuant to the terms of this Agreement or otherwise, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Executive under any plan for the benefit of employees, but determined without regard to any additional payments required under this Section (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (f) Employee Benefits. Unless the Company terminates the Executive's employment for Cause or the Executive terminates his employment Without Good Reason, the Company shall maintain in full force and effect (to the extent consistent with past practice) for the continued benefit of the Executive and, if applicable, his wife and children, the employee benefits that he was entitled to receive immediately prior to the Date of Termination (subject to the general terms and conditions of the plans and programs under which he receives such benefits) for the balance of the applicable period set forth in subsections 1.7(d) (Termination Without Cause or for Good Reason) or 1.7(e) (Termination Upon a Change in Control), as applicable, or for the period provided for under the terms and conditions of such plans and programs, whichever is longer, provided that his continued participation or, if applicable, the participation of his wife and children, is possible under the general terms and conditions of such plans and programs.

                  (g) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 1.7 (Compensation During Disability or Upon Termination) by seeking other employment or otherwise.

                  (h) Reduction in Compensation. If the Executive terminates his employment for Good Reason or upon a Change in Control based upon a reduction by the Company of the Executive's Base Salary, then for purposes of subsections 1.7(d) (Termination Without Cause or for Good Reason) and 1.7(e) (Termination Upon a Change in Control), the Executive's Base Salary as of the Date of Termination shall be deemed to be the Executive's Base Salary immediately prior to the reduction that the Executive claims as grounds for Good Reason.

         1.8 Death of Executive. If the Executive dies prior to the expiration of this Agreement, the Executive's employment and other obligations under this Agreement shall automatically terminate and all compensation to which the Executive is or would have been entitled hereunder (including without limitation under subsections 1.5(a) (Base Salary)), shall terminate as of the end of the month in which the Executive's death occurs; provided, however, that (i) for the balance of


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the Term then in effect, the Executive's wife and children shall be entitled to receive their benefits under Subsection 1.5(a) (Employment Benefits); (ii) the Executive's beneficiary or beneficiaries shall receive the benefits payable pursuant to subsection 1.5(b) (Life Insurance) and (iii) the Executive's named beneficiary or beneficiaries shall receive such reimbursement as may have been due to the Executive pursuant to subsection 1.5(c) (Payment and Reimbursement of Expenses) hereof

                                    ARTICLE 2

                       CONFIDENTIALITY AND NON-DISCLOSURE

                  2.1. (a) Description of Proscribed Actions. During the Term and for a period of two (2) years thereafter, in consideration for the Company's obligations hereunder, including without limitation the Company's disclosure of Confidential Information (pursuant to Subsection 2.2(a) (Confidential Information and Subsection 2.2(b) (Obligation of The Company) below) and the Company's agreement to indemnify the Executive (pursuant to Article 3 (Indemnification) hereof), the Executive shall comply with the following Restrictions:

                                    (i) Confidentiality. The Executive
                           acknowledges, understands and agrees that all Confidential Information, whether developed by the Company or others or whether developed by the Executive while carrying out the terms and provisions of this Agreement (or previously while serving as an officer of the Company), shall be the exclusive and confidential property of the Company and (i) shall not disclose to any person other than employees of the Company and professionals engaged on behalf of the Company, and other than disclosure in the scope of the Company's business in accordance with the Company's policies for disclosing information, (ii) shall be safeguarded and kept from unintentional disclosure and (iii) shall not be used for the Executive's personal benefit. Subject to the terms of the preceding sentence, the Executive shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties under this Agreement.

                                    (ii) Non-Solicitation. The Executive will
                           not solicit with respect to hiring any employee of the Company or any Affiliate thereof

                  (b) Judicial Modification. The Executive agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section
         2.1 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 2.1 shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this
         Section 2.1 is


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         invalid or against public policy, the remaining provisions of this
         Section 2.1 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

                  (c) Nature of Restrictions. The Executive acknowledges that the business of the Company and its Affiliates is international in scope and that the Restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's and its Affiliates' investment in their businesses and the goodwill thereof

                  (d) Affiliate. When used with reference to the Company, "Affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Company, including but not limited to such person or entity that is no longer under the common control of the Company but was at one time controlled by the Company.

                  2.2 (a) Confidential Information. For the purposes of this
         Section 2.2 (Confidential Information), the term "the Company" shall be construed also to include any and all Affiliates of the Company. "Confidential Information" shall mean information that is used in the Company's business and

                  (i) is proprietary to, about or created by the Company;

                  (ii) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

                  (iii) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

                  (iv) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by the Executive to be confidential to the Company.

         Confidential Information shall not include information publicly known (other than as a result of a disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication and shall not include information that is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources, or by focused searches of literature guided by Confidential Information.

                  (b) Obligation of The Company. During the Term, the Company shall provide access to, or furnish to, the Executive Confidential Information of the Company necessary to enable the Executive properly to perform his obligations under this Agreement.


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         2.3 Injunctive Relief. Because of the Executive's experience and reputation in the industries in which the Company operates, and because of the unique nature of the Confidential Information, the Executive acknowledges, understands and agrees that the Company will suffer immediate and irreparable harm if the Executive fails to comply with any of his obligations under Article 2 (Confidentiality and Non-Disclosure) of this Agreement, and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Executive agrees that the Company shall, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of Article 2 (Confidentiality and Non-Disclosure), without the necessity of proving inadequacy of legal remedies or irreparable harm.

                                    ARTICLE 3

                                 INDEMNIFICATION

         Company shall, upon Executive's demand and to the fullest extent permitted by law, indemnify and hold Executive harmless from and against any and all losses, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which Executive may become involved, or threatened to be involved, as a party or otherwise by reason of the Executive's status as a director, officer, employee or other agent of Company, or as a director, officer, employee or agent of a business concern in which the Company has an investment, and of employees benefit plans and other entities, and regardless if brought by a third party or by a shareholder of Company or by or on behalf of Company if (A) (i) Executive acted in good faith and in a manner Executive reasonably believed to be in, or not opposed to, the best interests of Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) Executive's conduct did not constitute willful or wanton misconduct or (B) Executive has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article III, or in defense of any claim, issue or matter herein.

         The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre, or its equivalent, shall not, of itself, create a presumption that Executive did not act in good faith and in a manner that Executive reasonably believed to be in, or not opposed to, the best interests of Company or a presumption that Executive had reasonable cause to believe that Executive's conduct was unlawful.

         Except as provided herein, expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by Company in advance of the final disposition of such proceedings on the receipt of an undertaking by or on behalf of the Executive to repay such amount in the event it shall ultimately be determined that the Executive is not entitled to be indemnified by Company as authorized in this Article III.

         Promptly after receipt by the Executive of notice of the commencement of any such action, suit or proceeding, the Executive shall notify Company in writing of the commencement thereof.


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In case such action shall be brought against the Executive and the Executive shall notify Company of the commencement thereof, Company shall be entitled to participate and, to the extent that it shall wish, to assume the defense thereof and after notice from Company to the Executive of its election so to assume the defense thereof, Company shall not be liable to the Executive under this Agreement for any legal expenses subsequently incurred by the Executive in connection with the defense thereof; provided, that, if Company and the Executive are advised by counsel selected by the Executive that there may be one or more legal defenses available to the Executive which are different from or additional to those available to Company, and, if the Executive notifies Company in writing that he elects to employ separate counsel at the expense of the Company, Company shall not have the right to assume the defense of such actions or proceeding on behalf of the Executive. Company shall not be liable for any settlement by the Executive of any actions, suit or proceeding effected without its written consent.

         Notwithstanding the foregoing, Company shall indemnify and advance expenses to the Executive to an extent greater than that provided herein if Company is required or permitted to do so pursuant to Texas law.

         The indemnification provided by this Article III shall be in addition to any other rights which Executives may be entitled under any Bylaw or provision of the Articles of Incorporation of Company, any agreement or any vote of the shareholders of Company, as a matter of law or otherwise, both as to actions in the Executive's capacity as a director, officer, employee or agent of Company, or other specified enterprise and to actions in another capacity. This indemnification shall continue as to the Executive even though he may have ceased to serve in such capacity and even though the Term of this Agreement has expired or has been terminated, and shall inure to the benefit of the heirs, executors, successors, assigns and administrators of the Executive.

                  THE FOREGOING INDEMNIFICATION SPECIFICALLY INCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY'S SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE, BUT SPECIFICALLY EXCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY'S WILLFUL MISCONDUCT. THE INDEMNIFIED PARTY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT IF NOT FOR THIS INDEMNIFICATION.

                                    ARTICLE 4

                                  MISCELLANEOUS

         4.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Executive, the Executive's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.


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         4.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         4.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         4.4 Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

             If to the Executive:



             If to the Company:    Delila Cuddy, Assistant Secretary
                                   TeraForce Technology Corporation
                                   1240 East Campbell Road
                                   Richardson, Texas 75081

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

         4.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         4.6 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.


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


         4.7 Headings; Index. The headings of paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

         4.9 Dispute Resolution. Any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim to arbitration (Dispute Resolution).

                  (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $2,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If(x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty
         (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                  (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                           (i) The arbitration proceedings shall be held in
                  Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                           (ii) The arbitrators shall be and remain at all times
                  wholly independent and impartial;


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


                           (iii) The arbitration proceedings shall be conducted
                  in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                           (iv) Any procedural issues not determined under the
                  arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                           (v) The costs of the arbitration proceedings
                  (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                           (vi) The decision of the arbitrators shall be reduced
                  to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                           (vii) The award shall include interest from the date
                  of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 7% per annum; and

                           (viii) Judgment upon the award may be entered in any
                  court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         4.10 Survival. The covenants and agreements of the parties set forth in
Article 4 (Miscellaneous) are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

         4.11 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate his employment and this Agreement for Good Reason except for purposes of implementing this termination, the effective date of such succession shall be deemed the date of termination.


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


          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has signed this Agreement, all as of the day and year first above written.


                                 By: /s/ HERMAN M. FRIETSCH
                                    --------------------------------------------
                                    Herman M. Frietsch, Chairman and CEO

                                     /s/ ROBERT P. CAPPS
                                 -----------------------------------------------
                                    Robert P. Capps



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